UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2009

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Lincoln Street, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-373-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Overview

On July 1, 2009, Altus Pharmaceuticals Inc. ("Altus" or "we") entered into amendments effective June 30, 2009 related to its leases for two facilities in Waltham, Massachusetts. Before the amendments, we leased an 83,405 square foot office facility at 333 Wyman Street (the "333 Lease") and a 63,880 square foot laboratory and office facility at 610 Lincoln Street (the "610 Lease"). Both leases have original terms that expire in 2018. In May 2009, in conjunction with a realignment of operations and resulting reduction in personnel, we vacated the 333 Wyman Street facility and consolidated our operations in the 610 Lincoln Street facility. In summary, the two amendments, which are discussed in more detail below, had the following significant terms:

The amendment to the 333 Lease (the "333 Amendment") provides a framework for an early termination of the 333 Lease by November 2, 2009, or an earlier date in the event we receive capital funding or are acquired or merge.

The amendment to the 610 Lease (the "610 Amendment") reduces the square footage in the 610 Lease by approximately 38%, with a corresponding decrease in rent expense.

333 Amendment

Pursuant to the 333 Amendment, we made a $1,025,000 payment to the 333 Landlord, which the 333 Landlord will apply to the payment of rent when due under the 333 Lease through October 31, 2009. The 333 Landlord has agreed to cancel the 333 Lease provided that it receives an additional payment of $475,000 on the earliest of the date we receive capital funding in excess of $25 million, we are acquired or merge, or November 2, 2009. The 333 Amendment stipulates that if we are in default of either the terms of the 333 Lease or the 333 Amendment, we are required to pay an early termination fee of $3.6 million. We agreed that, as additional security to the letter of credit securing our obligations on the 333 Lease (the "333 Letter of Credit"), we would allow the 333 Landlord to draw upon the letter of credit securing our lease at 610 Lincoln Street (the "610 Lease") to the extent the 333 Landlord is required to disgorge any amounts or assets if we file for bankruptcy or are subject to another insolvency event. If the 333 Lease is terminated early as provided in the 333 Amendment, the 333 Landlord will return the 333 Letter of Credit to us on March 31, 2010 provided there has been no demand for disgorgement resulting from a bankruptcy filing by us or another insolvency event.

610 Amendment

Pursuant to the 610 Amendment, the amount of space leased by us at 610 Lincoln Street was reduced by approximately 24,083 square feet, and the rent payable under the 610 Lease was reduced accordingly. Under the 610 Amendment, we agreed that, as additional security to the letter of credit securing our obligations under the 610 Lease, we would allow the 610 Landlord to draw against the 333 Letter of Credit to the extent the 610 Landlord is required to disgorge any amounts or assets due to us filing for bankruptcy or becoming subject to another insolvency event.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

July 6, 2009	By:	Thomas J. Phair, Jr.

Name: Thomas J. Phair, Jr.
Title: Vice President, Finance and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Lease for 333 Wyman St., Waltham, MA
10.2	First Amendment to Lease for 610 Lincoln St., Waltham, MA